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Exhibit 5.1

January 25, 2019

Helmerich & Payne, Inc.
Helmerich & Payne International Drilling Co.
1437 South Boulder Avenue, Suite 1400
Tulsa, Oklahoma 74119

Ladies and Gentlemen:

        As set forth in the Registration Statement on Form S-3 (the "Registration Statement") to be filed on the date hereof by Helmerich & Payne, Inc., a Delaware corporation (the "Company"), and Helmerich & Payne International Drilling Co., a Delaware corporation and wholly owned subsidiary of the Company ("HPIDC"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offering of securities that may be issued and sold by the Company and HPIDC from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for the Company and HPIDC by us. At your request, this letter is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

        The securities to be issued by the Company pursuant to the Registration Statement include (i) senior debt securities of the Company (the "Company Senior Debt Securities"), (ii) senior subordinated debt securities of the Company (the "Company Senior Subordinated Debt Securities"), (iii) subordinated debt securities of the Company (the "Company Subordinated Debt Securities" and, together with the Company Senior Debt Securities and the Company Senior Subordinated Debt Securities, the "Company Debt Securities"), (iii) guarantees of the HPIDC Debt Securities (as defined herein) by the Company (collectively, the "Company Guarantees"), (iv) shares of preferred stock, no par value, of the Company (the "Preferred Stock"), (v) shares of common stock, par value $0.10 per share, of the Company (the "Common Stock"), (vi) warrants to purchase any combination of Debt Securities, Preferred Stock and Common Stock (the "Warrants"), (vii) rights to purchase Common Stock (the "Rights") and (viii) units consisting of any combination of the Company Debt Securities, Preferred Stock, Common Stock, Warrants or Rights (the "Units" and, together with the Company Debt Securities, the Company Guarantees, the Preferred Stock, the Common Stock, the Warrants and the Rights, the "Company Securities").

        The securities to be issued by HPIDC pursuant to the Registration Statement include (i) senior debt securities of HPIDC (the "HPIDC Senior Debt Securities"), (ii) senior subordinated debt securities of HPIDC (the "HPIDC Senior Subordinated Debt Securities"), (iii) subordinated debt securities of HPIDC (the "HPIDC Subordinated Debt Securities" and, together with the HPIDC Senior Debt Securities and the HPIDC Senior Subordinated Debt Securities, the "HPIDC Debt Securities"; the Company Debt Securities and the HPIDC Debt Securities are collectively referred to herein as the "Debt Securities").

        In addition, one or more subsidiaries of the Company, including HPIDC (the "Subsidiary Guarantors"), may issue guarantees of the Company Debt Securities pursuant to the Registration Statement (the "Subsidiary Guarantees"). The Company Securities, the HPIDC Debt Securities and the Subsidiary Guarantees are collectively referred to herein as the "Securities."

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        Each series of Debt Securities will be issued:

            (i)  in the case of the Company Senior Debt Securities, pursuant to that certain indenture dated as of December 20, 2018, as amended or supplemented from time to time, among the Company, as issuer, HPIDC and Wells Fargo Bank, National Association, as trustee (the "Company Senior Indenture");

           (ii)  in the case of the Company Senior Subordinated Debt Securities, pursuant to an indenture to be entered into among the Company, as issuer, HPIDC and the trustee thereunder (the "Company Senior Subordinated Indenture");

          (iii)  in the case of the Company Subordinated Debt Securities, pursuant to an indenture to be entered into among the Company, as issuer, HPIDC and the trustee thereunder (the "Company Subordinated Indenture" and, together with the Company Senior Indenture and the Company Senior Subordinated Indenture, the "Company Indentures");

          (iv)  in the case of the HPIDC Senior Debt Securities, pursuant to that certain indenture dated as of March 19, 2015, as amended or supplemented from time to time, among HPIDC, as issuer, the Company and Wells Fargo Bank, National Association, as trustee (the "HPIDC Senior Indenture");

           (v)  in the case of the HPIDC Senior Subordinated Debt Securities, pursuant to an indenture to be entered into among HPIDC, as issuer, the Company and the trustee thereunder (the "HPIDC Senior Subordinated Indenture"); and

          (vi)  in the case of the HPIDC Subordinated Debt Securities, pursuant to an indenture to be entered into among HPIDC, as issuer, the Company and the trustee thereunder (the "HPIDC Subordinated Indenture" and, together with the HPIDC Senior Indenture and the HPIDC Senior Subordinated Indenture, the "HPIDC Indentures").

        The Company Indentures and the HPIDC Indentures are collectively referred to herein as the "Indentures." The applicable Indenture will be supplemented, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture, officers' certificate or other writing (each, a "Supplemental Indenture Document") thereunder establishing the form and terms of such series of Debt Securities.

        In our capacity as your counsel in connection with the foregoing, we have examined originals, or copies certified or otherwise identified, of (i) the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company, each as amended to date (together, the "Company Charter Documents"), (ii) the Certificate of Incorporation and the By-laws of HPIDC, each as amended to date (together, the "HPIDC Charter Documents"), (iii) the Company Senior Indenture and the HPIDC Senior Indenture, (iv) the corporate records of the Company and HPIDC, including minute books, as furnished to us by the Company and HPIDC, (v) certificates of public officials and of officers and other representatives of the Company and HPIDC and (vi) statutes and such other records, certificates, documents and instruments as we have deemed necessary or advisable as a basis for giving the opinions set forth below.

        In connection with this letter, we have relied, to the extent we deemed proper, without independent investigation, upon certificates, statements and other representations of officers and other representatives of the Company and HPIDC and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby. In connection with this letter, we have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as certified or photostatic copies are true and correct

Helmerich & Payne, Inc. Helmerich & Payne International Drilling Co.	-3-	January 25, 2019

copies of the originals thereof, that such original copies are authentic and complete and that all information submitted to us was accurate and complete.

        In connection with this letter, we have assumed that:

            (i)  the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

           (ii)  a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

          (iii)  all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

          (iv)  the board of directors or other applicable governing body of the Company, HPIDC and the other Subsidiary Guarantors, or a duly constituted and acting committee thereof (such board of directors, governing body or committee thereof being hereinafter referred to as the "Board") will have taken all necessary corporate action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;

           (v)  a definitive purchase agreement, underwriting agreement, warrant agreement, unit agreement or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, HPIDC and the other Subsidiary Guarantors, as applicable, and the other parties thereto (the "Purchase Agreement");

          (vi)  all Securities, and any certificates in respect thereof, will be delivered either (a) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, if any;

         (vii)  in the case of shares of Common Stock or Preferred Stock to be issued by the Company, (a) certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Company Charter Documents; (b) there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company Charter Documents and not otherwise issued or reserved for issuance; and (c) the purchase price therefor payable to the Company, or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares;

        (viii)  in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and to approve the issuance thereof and the terms of the offering and related matters, and will have caused a certificate of designations respecting such series to be prepared, adopted and filed with the Secretary of State of the State of Delaware;

          (ix)  in the case of Warrants, (a) the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; (b) such Warrants

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  and warrant agreement will be governed by New York law; (c) such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; (d) neither such Warrants nor such warrant agreement will include any provision that is unenforceable; and (e) such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement and the applicable Purchase Agreement to the purchasers thereof upon payment of the consideration therefor;

           (x)  in the case of Rights, (a) the Board will have taken all necessary corporate action to authorize the creation of and the issuance and terms of such Rights, the terms of the offering thereof and related matters; (b) the applicable rights agreement will be duly authorized by the Company and duly executed and delivered by the Company and the rights agent thereunder appointed by the Company; and (c) such Rights or certificates representing such Rights, if any, will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such rights agreement and the applicable Purchase Agreement to the purchasers thereof upon payment of the consideration therefor;

          (xi)  in the case of Units, (a) the Board will have taken all necessary corporate action to establish the terms of such Units and the terms of the Securities included in such Units, and to approve the unit agreement relating thereto; (b) the actions referred to in paragraphs (i) - (xi) above and (xiii) below, as the case may be, will have been taken with respect to the Securities included in such Units; (c) such Units, or certificates representing such Units, if any, and unit agreement will have been duly executed and delivered by the parties thereto; (d) any agreement or other instrument establishing such Units or defining the rights of the holders of such Units will be governed by New York law and will not contain any provision that is unenforceable; and (e) the terms of the Units and the related Securities and their issuance and sale will have been duly established in conformity with the applicable contracts, agreements or indentures that are a component of the offered Units (including authorization of the issuance of any Securities to be issued pursuant to such Units); and

         (xii)  in the case of Debt Securities of any series issuable under an Indenture:

            (a)   if such Debt Securities are Company Senior Subordinated Debt Securities or Company Subordinated Debt Securities, a Company Senior Subordinated Indenture or Company Subordinated Indenture, as the case may be, will have been duly executed and delivered by the Company, HPIDC and the other Subsidiary Guarantors, as applicable, and the trustee thereunder;

            (b)   if such Debt Securities are HPIDC Senior Subordinated Debt Securities or HPIDC Subordinated Debt Securities, an HPIDC Senior Subordinated Indenture or HPIDC Subordinated Indenture, as the case may be, will have been duly executed and delivered by HPIDC, the Company and the trustee thereunder;

            (c)   the Board of the Company or HPIDC, as the case may be, will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, including, if applicable, the execution and delivery of a Supplemental Indenture Document by the Company, HPIDC and the other Subsidiary Guarantors, as applicable, and the trustee thereunder, and such Debt Securities will be governed by New York law and will not include any provision that is unenforceable;

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            (d)   a Supplemental Indenture Document will have been duly executed and delivered by the Company, HPIDC and the other Subsidiary Guarantors, as applicable, and the trustee thereunder;

            (e)   the Board of the Company or HPIDC, as the case may be, will have taken all necessary corporate action, to authorize and establish the terms of the Company Guarantee or the Subsidiary Guarantee, as the case may be, relating to such series of Debt Securities, and to authorize the terms of the offering and sale of such series of Debt Securities and related matters;

            (f)    the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and

            (g)   such Debt Securities (i) will have been duly executed, authenticated, issued and delivered in accordance with the terms and provisions of the Indenture, and (ii) will comply with the terms and provisions of the Indenture.

        On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

          1.     The shares of Common Stock and Preferred Stock included in the Securities will, when issued, have been duly authorized by all necessary corporate actions on the part of the Company and validly issued and will be fully paid and nonassessable.

          2.     The Company Debt Securities and any Subsidiary Guarantees included in the Securities will, when issued, have been duly authorized by all necessary corporate actions on the part of the Company and HPIDC, and constitute legal, valid and binding obligations of the Company and HPIDC, respectively, enforceable against the Company and HPIDC, respectively, in accordance with their respective terms, except as the enforceability thereof is subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith or fair dealing.

          3.     The HPIDC Debt Securities and any Company Guarantees included in the Securities will, when issued, have been duly authorized by all necessary corporate actions on the part of HPIDC and the Company, and constitute legal, valid and binding obligations of HPIDC and the Company, respectively, enforceable against HPIDC and the Company, respectively, in accordance with their respective terms, except as the enforceability thereof is subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith or fair dealing.

          4.     The Warrants, Rights and Units included in the Securities will, when issued, have been duly authorized by all necessary corporate actions on the part of the Company and validly issued and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforceability thereof is subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith or fair dealing.

Helmerich & Payne, Inc. Helmerich & Payne International Drilling Co.	-6-	January 25, 2019

        The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware and applicable state and federal law, each as currently in effect. We hereby consent to the filing of this letter with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Baker Botts L.L.P.

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  Exhibit 5.1